Exhibit 99.1

Translation Copy

EQUITY PURCHASE AGREEMENT

PARTIES OF THIS AGREEMENT:

Party A:	Wen Ge Ren
Address:	No. 31-6 Bajiaolu, Shijingshan, Beijing, China, Zip code: 100041
Nationality:	People’s Republic of China

Party B:	American Metal & Technology, Inc.
Address:	633 W. 5th Street, 28th Floor, Los Angeles, CA 90071
Legal Representative:	Chen Gao

Party A is a shareholder of 5% ownership of Beijing Tong Yuan Heng Feng Technology Co., Ltd. (the “Company”) with Business License Number:  1101061345177 (1-1).  Party A wishes to sell its ownership in the Company to Party B, and Party B wishes to purchase from Party A.  All Parties of this Equity Purchase Agreement, based friendly negotiation, reached mutual agreement on terms and conditions set forth below:

ARTICLE 1          PURCHASE AND SALE OF EQUITY

1.
Party A wishes to sell its entire ownership, which is 5% interest, in the Company to Party B, and Party B wishes to purchase from Party A, upon the terms and conditions set forth herein (the “Company Equity”).

2.
Party A wishes to sell the agreed ownership as well as the carried interest, the above ownership has not been granted any rights, including but not limited to, lien, pledge, third party rights or interests.

ARTICLE 2          PURCHASE PRICE AND CLOSING.

1.
Purchase price. The purchase price for the Company Equity is Three hundred ninety thousand two hundred ninety-nine dollars ($390,299) in cash and equity payable upon the Closing. Of which, Party A agrees to receive a cash consideration of Ninety-two thousand five hundred sixty-six dollars and forty-six cents ($92,566.46) or RMB 629,451.91 at an exchange rate of 6.8 RMB equals to one dollar; and to receive the remainder portion of $297,732.57 dollars, in restricted common stock of Party A at a price per share amount equal to 75% of the average of the closing bid price of the Company’s common stock for the five-day trading period commencing on September 18, 2008.

2.
Closing. Within sixty days from the date of signature, Party B shall deliver to the Party A cash consideration and duly executed share certificates representing the underlying shares stated in 2.1 in the name of the Party A.

ARTICLE 3          REPRESENTATION AND WARRANTIES OF THE PARTY A.

1.	Party A is the beneficial owner, and has sole power to vote and dispose, of the Company Equity and such Company Equity is owned beneficially by Party A.
2.	Party A has fulfilled its obligations in the payment of its portion of the Company’s registered capital.

Translation Copy

ARTICLE 4          REPRESENTATION AND WARRANTIES OF PARTY B.

1.	Party B will undertake the rights and obligations up to the amount of its investment.
2.	Party B will abide to the amended bylaws of the Company.

ARTICLE 5          LIABILITIES FOR THE BREACH OF AGREEMENT.

In the event either Party breaches any representations, warranties, or other terms in this Agreement, rendering this Agreement impossible to perform in part or in whole, said Party shall bear liabilities for such breach and shall compensate all damages (including but not limited to the litigation and attorneys fee) resulting therefrom. In the event that each party breaches this Agreement, each Party shall, according to the actual situation, bear its respective liability.

ARTICLE 6          NOTICES.

Any notice or communication between the parties shall be sufficiently given if said document is written in Chinese and sent by facsimile, certified or registered mail to the address of the Parties as written in this Agreement.

ARTICLE 7          DISPUTE RESOLUTION.

Any dispute caused by or related to this Agreement, each party shall, first, resolve the dispute by friendly negotiation. In the event of failure to negotiate, the Parties agree to arbitration, and hereby designate the China international economic and trade arbitration commission as properly having venue for enter judgment. The parties agree, further, that such judgment is final and binding to both parties; furthermore, the prevailing party in any such arbitration as determined by the arbitrator shall be entitled to such costs and attorney’s fees, if any.

ARTICLE 8          APPLICABLE LAW.

The methods to conclude, effect, exercise, interpretation, breach of duty, dispute are all applicable under law of People’s Republic of China.

ARTICLE 9          Miscellaneous

1.	The Parties shall execute 3 originals of this agreement in Beijing.
2.	Both Parties shall assist the Company to complete share transfer procedure and process appropriate filings with government agencies in accordance with the Corporate Law of People’s Republic of China.

Translation Copy

Party A:	Wen Ge Ren

Signature:	/s/ Wen Ge Ren
Date:	September 22, 2008

Party B:	American Metal & Technology, Inc.

Signature:	/s/ Chen Gao
Date:	September 22, 2008